Exhibit 99.1
The J.M. Smucker Co. Completes the Divestiture of Several Pet Food Brands to Post Holdings, Inc.
ORRVILLE, Ohio, April 28, 2023 -- The J.M. Smucker Co. (NYSE: SJM) announced today the closing of the transaction to sell several pet food brands, including the Rachael Ray® Nutrish®, 9Lives®, Kibbles ‘n Bits®, Nature’s Recipe® and Gravy Train® brands as well as the Company’s private label pet food business to Post Holdings, Inc. The transaction value is approximately $1.2 billion, consisting of $700 million in cash, subject to a working capital adjustment, and approximately 5.39 million shares of common stock of Post Holdings, Inc.
The Company previously announced the signing of a definitive agreement for the transaction on February 8, 2023. The transaction includes relevant trademarks and licenses and the Company’s manufacturing and distribution facilities in Bloomsburg, Pennsylvania, as well as its manufacturing facilities in Meadville, Pennsylvania and Lawrence, Kansas. In addition, a group of employees are transitioning to Post Holdings, Inc. to support the business.
“With the close of this transaction, we are excited to continue advancing our pet strategy, which is focused on driving growth for our dog snacks and cat food brands, including Milk-Bone® and Meow Mix®,” said Mark Smucker, Chair of the Board, President and Chief Executive Officer. “We are confident in the potential of these businesses and are well positioned to deliver continued growth.”
“In addition, on behalf of our entire organization, I want to express my sincere appreciation to the employees transitioning to Post. Their hard work, dedication to serving our consumers and passion for these brands has played an important role in the growth of our pet business.”
The divestiture is expected to be dilutive to adjusted earnings per share by approximately $0.45 on a full-year basis, reflecting the foregone profit related to the divested brands and before any benefits from the use of transaction proceeds and the impact of stranded overhead costs. The Company anticipates replacing the divested earnings through share repurchases, paying down debt and mitigating the impact of stranded overhead costs through initiatives within its Transformation Office over time.
The Company will provide further details about the transaction’s financial impact to its fiscal 2024 outlook when it reports its fourth quarter fiscal 2023 results in June.

The J.M. Smucker Co. Forward Looking Statements
This press release (“Release”) includes certain forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases. Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the

Exhibit 99.1
information presented in this Release, as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: the effect of the announcement of the consummation of the sale of certain pet food brands to Post Holdings, Inc. on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either the Company's products or its competitors' products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the ability to achieve cost savings related to restructuring and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to continue operating under the Company's capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases; and those described under “Risk Factors” in reports and statements filed by the Company with the U.S. Securities and Exchange Commission. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

About The J.M. Smucker Co.
At The J.M. Smucker Co., it is our privilege to make food people and pets love by offering a diverse portfolio of brands available across North America. We are proud to lead in the Coffee, Consumer Foods, Dog Snacks and Cat Food categories by offering brands consumers trust for themselves and their families each day including Folgers®, Dunkin’®, Café Bustelo®, Jif®, Smucker’s® Uncrustables®, Smucker’s®, Milk-Bone® and Meow Mix®. Through our unwavering commitment to producing the highest quality products, operating responsibly and ethically and delivering on our Purpose, we will continue to grow our business and the positive impact we have on society. For more information, please visit jmsmucker.com.

The J.M. Smucker Co. is the owner of all trademarks referenced herein, except for Rachael Ray®, a registered trademark of Ray Marks II LLC, which is used under license, and Dunkin'® which is a trademark of DD IP Holder LLC.  The Dunkin'® brand is licensed to The J.M. Smucker Co. for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, e-commerce and drug stores. This information does not pertain to products for sale in Dunkin'® restaurants.

Contacts:
The J.M. Smucker Co.: (330) 682-3000
Investors: Aaron Broholm, Vice President, Investor Relations – aaron.broholm@jmsmucker.com
Media: Abbey Linville, Vice President, Corporate Communications – abbey.linville@jmsmucker.com